Exhibit 99.1

PRESS RELEASE
Investor Relations:	Media:

New York: +1 (917) 663 2233	Lausanne: +41 (0)58 242 4500

Lausanne: +41 (0)58 242 4666

Philip Morris International Inc. (PMI) Hosts Investor Day;

Revises Forecast for 2012 Full-Year EPS; Reviews Outlook and Growth Strategies

NEW YORK, June 21, 2012 — Philip Morris International Inc.’s (NYSE / Euronext Paris: PM) senior management will offer its perspective on the company’s business outlook and long-term growth strategies at a two-day investor meeting starting today at approximately 9:00 a.m. (Swiss time) at its Operations Center in Lausanne, Switzerland.

PMI revises, for prevailing exchange rates only, its 2012 full-year reported diluted earnings per share forecast to be in a range of $5.10 to $5.20, versus $4.85 in 2011. Excluding a forecasted total unfavorable currency impact of approximately $0.25 for the full-year 2012, reported diluted earnings per share are projected to increase by approximately 10% to 12% versus adjusted diluted earnings per share of $4.88 in 2011.

Adjusted diluted earnings per share of $4.88 in 2011 is calculated as reported diluted earnings per share of $4.85, less a $0.02 per share benefit for discrete tax items, plus a $0.05 per share charge related to asset impairment and exit costs.

This guidance excludes the impact of any potential future acquisitions, unanticipated asset impairment and exit cost charges, and any unusual events.

Highlights of the event include:

Opening remarks from Louis C. Camilleri, Chairman of the Board and Chief Executive Officer, outlining:

•	The key drivers and sustainability of the company’s strong business performance, including a forecast of solid organic growth for the full-year 2012; and
•	The mid to long-term growth prospects for the business

From André Calantzopoulos, Chief Operating Officer, an overview of:

•	The global tobacco industry;
•	The competitive, fiscal and regulatory landscapes;
•	The roll-out of the company’s new commercial approach; and
•	The company’s progress in developing Next Generation Products (NGPs), or Modified Risk Tobacco Products, including its targeted timeline for full commercialization of NGPs by 2016/2017

From Hermann Waldemer, Chief Financial Officer, an update on:

•	The impact of recent currency movements;
•	The company’s strategies to reduce working capital and to fuel further cash flow growth in the years ahead; and
•	The company’s approach to continue to generously reward its shareholders through a judicious balance of dividends and share repurchases

And presentations, outlining the company’s strategies for growth, from:

Frederic de Wilde, Senior Vice President, Marketing & Sales; Jacek Olczak, President, European Union Region; Miroslaw Zielinski, President, Eastern Europe, Middle East & Africa Region and PMI Duty Free; James R. Mortensen, President, Latin America & Canada Region; Matteo Pellegrini, Asia Region; and Martin King, Senior Vice President, Operations.

The presentations and Q&A sessions will be webcast live both days, in local Swiss time, in a listen-only mode beginning today, at approximately 9:00 a.m. and concluding at approximately 5:00 p.m. The webcast will resume tomorrow, June 22, 2012, at approximately 8:40 a.m. and conclude at approximately 11:45 a.m. An archive of the webcast will be made available until Friday, July 20, 2012, at www.pmi.com. A copy of remarks and slides will be made available at www.pmi.com at the start of each presentation.

This release may contain projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2012. PMI cautions that it does not undertake to update any forward-looking statements that it may make, except in the normal course of its public disclosure obligations.

About Philip Morris International Inc.

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 international brands, including Marlboro, the number one cigarette brand worldwide. PMI’s products are sold in approximately 180 countries. In 2011, the company held an estimated 16.0% share of the total international cigarette market outside of the U.S., or 28.1% excluding the People’s Republic of China and the U.S. For more information, see www.pmi.com.

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